Exhibit 99.1

On March 3, 2023, VMware's CEO, Raghu Raghuram, published the following post to the VMware News & Stories website located at news.vmware.com.

FY23 at VMware: A Year of Momentum

This week we reported on our Q4 and full-year results for Fiscal Year 2023. Wow, what a year; we delivered new breakthrough innovations, engaged with customers globally at our VMware Explore events, further expanded our ecosystem, and continued to deliver on our ESG commitments. We also announced the Broadcom acquisition, setting the stage for the next chapter of growth and innovation in our company’s history.

In the current economic environment, our customers understand it’s critical to play both “offense” and “defense” right now. They recognize they must continue their generational shift to digital, because to delay is to fall behind their competition. At the same time, they’re placing a huge priority on playing defense, by optimizing their spend, increasing efficiencies and removing barriers to profitability. At VMware, we are perfectly positioned to help organizations accomplish both, because we empower them with a cloud smart approach that gives them the flexibility to play offense and defense at the same time. We have a track record of saving our customers money while helping them accelerate their digital innovation—a powerful combination.

We continue to play an important role in helping our customers build, manage and optimize the multi-cloud environments that propel their business. Throughout the year we saw customers adopt our solution for modernizing their existing private cloud infrastructure to improve automation and efficiency and strengthen the overall security of their key business applications running on our platform. In addition, we saw customers adopt our solutions to successfully migrate their existing applications to public cloud utilizing our solutions built with our hyperscaler partners. And, we experienced good momentum with our Tanzu offerings, enabling customers to scale their new modern applications development and operations.

This past year we took one of the most robust and vibrant ecosystems in the industry and expanded it even further, via new partnerships and new joint offerings. We continue to co-innovate with industry leaders including AWS, Deloitte, Google, HPE and many others. A great example of our ecosystem expanding to address customer challenges is the VMware Sovereign Cloud initiative. Alongside 36 Sovereign Cloud partners, we’re helping businesses identify and engage with trusted national and regional cloud-service providers to meet their unique sovereign-cloud requirements and protect the data privacy of their end customers.

Over the last 12 months, we continued to deliver innovations that expand our VMware Cross-Cloud Services portfolio, a set of integrated SaaS offerings that give our customers a faster and smarter path to the cloud. We brought to market new offerings across Modern Apps and Public Cloud, Private and Hybrid Cloud and End-User Computing, including:
•VMware vSphere+ and VMware vSAN+ to help organizations bring the benefits of the cloud to their existing on-premises infrastructure with no disruption to their workloads or hosts.
•VMware vSphere 8, which introduced a new era of computing by supporting DPUs (Data Processing Units) alongside CPUs and GPUs—making the future of modern infrastructure accessible to all enterprises.

•VMware Aria, a new multi-cloud management portfolio, which provides a set of end-to-end solutions for managing cloud native applications and infrastructure.
•VMware Tanzu for Kubernetes Operations, which includes VMware Tanzu Mission Control, VMware Aria Operations for Apps and VMware Tanzu Kubernetes Grid and will simplify Kubernetes delivery, management and reliability.

And we are making it easier for our customers to adopt our rich portfolio of VMware Cross-Cloud services with the VMware Cloud Universal program, which gives them a path to multi-cloud services while leveraging the investments they have already made in our products.

The Broadcom acquisition of VMware continues to progress, as the regulatory review process moves forward across multiple jurisdictions. We expect the transaction to close within Broadcom's current fiscal year. Our combined solutions will enable customers greater choice and flexibility to build, run, manage, connect and protect their applications at scale.

We are at an exciting time in our industry, as organizations large and small transform and modernize to become software-based, digital enterprises. We remain laser-focused on helping our customers adopt a cloud smart approach—so they can grow their business with modern apps, accelerate their enterprise cloud transformation, and empower their hybrid workforce securely. My sincere thanks to Team VMware for delivering such strong results in FY23, and for working together to accelerate our customers’ innovation.

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Definitive Agreement to be Acquired by Broadcom
VMware has entered into a definitive agreement to be acquired by Broadcom Inc. (“Broadcom”). The transaction, which is expected to be completed in Broadcom's fiscal year 2023, is subject to the receipt of regulatory approvals and other customary closing conditions. Please refer to the May 26, 2022 announcement entitled, “Broadcom to Acquire VMware for Approximately $61 Billion in Cash and Stock,” available on news.vmware.com.

VMware, Explore, vSphere, VMware Aria, and Tanzu are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the expected benefits to customers, partners and stockholders of, and momentum related to, VMware’s strategy, offerings, and partnerships; progress in VMware’s business model transition; and the proposed acquisition of VMware by Broadcom, related timing of its consummation and benefits to customers of combined VMware and Broadcom solutions. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the satisfaction of the conditions precedent to consummation of the proposed acquisition, and the ability to consummate the proposed acquisition, on a timely basis or at all; (2) business disruption following the announcement of the proposed acquisition, including disruption of current plans and operations; (3) the ability to implement plans, forecasts and other expectations with respect to the business after the completion of the proposed acquisition and realize synergies; (4) the ability of VMware to transition its business model and adapt its offerings, business operations and go-to-market activities to changes in how customers consume information technology resources, such as through subscription and SaaS offerings and its subscription and SaaS portfolio; (5) changes to VMware’s and Dell’s respective financial conditions and strategic directions, including potential effects of the proposed acquisition of VMware by Broadcom, that could adversely impact the VMware-Dell commercial relationship and collaborations; (6) the continued risk of on-going and new litigation and regulatory actions, including the outcome of any legal proceedings related to the proposed acquisition; (7) delays or reductions in consumer, government and information technology spending, including due to the announced acquisition; (8) competitive factors, such as pricing pressures, industry consolidation, entry of new competitors into the industries in which VMware competes, as well as new product and marketing initiatives by VMware’s competitors; (9) rapid technological changes in the virtualization software, cloud, end user, edge security and mobile computing and telecom industries; (10) the uncertainty of VMware’s customers’ acceptance of and ability to transition to emerging technologies and new offerings and computing strategies in the industries in which VMware competes; (11) VMware’s ability to protect its proprietary technology; (12) changes to product and services development timelines; (13) risks associated with cyber-attacks, information security and data privacy; (14) disruptions resulting from key management changes; (15) changes in VMware’s financial condition; and (16) other impacts to VMware’s business, including those related to industry, market, economic, political, regulatory and global health conditions. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.